Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
Patriot Gold Corp.


         We have issued an audit report dated August 13, 2003 for the year ended May 31, 2003 and 2002 and review report dated January 12, 2004 for the quarter ended November 30, 2003, for Patriot Gold Corp. included in the Registration Statement Form SB-2. We consent to the use of these financial statements in the aforementioned report.


                                                    Respectfully submitted,


                                                    /s/ Robison, Hill & Co.
                                                    Certified Public Accountants

Salt Lake City, Utah
January 29, 2004